SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1933

May 5, 2003

Date of Report (date of earliest event reported)

Sirenza Microdevices, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30615	77-0073042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

522 Almanor Avenue

Sunnyvale, CA 94085

(Address of principal executive offices)

(408) 616-5400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

Effective May 5, 2003, Sirenza Microdevices, Inc., a Delaware corporation (the “Company”), Vari-L Company, Inc., a Colorado corporation (“Vari-L”), and Olin Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Olin”), completed Olin’s acquisition of substantially all of the assets of Vari-L (the “Asset Sale”) pursuant to the terms of an Asset Purchase Agreement, dated December 2, 2003, by and among the Company, Olin and Vari-L (the “Asset Purchase Agreement”). Prior to the Asset Sale, Vari-L designed and manufactured a wide variety of radio frequency and microwave signal processing components and devices used in the wireless communications industry. The Company is a leading designer of high performance radio frequency, or RF, components for communications equipment manufacturers.

The aggregate consideration paid by the Company at the closing was comprised of $3.972 million in cash on hand, 3.371 million shares of the Company’s common stock with a market value of $5.326 million as of May 5, 2003 and the assumption of $5.948 million in secured loans and accrued interest payable to the Company under the Loan Facility (as defined below). The final consideration received in the Asset Sale is subject to a post-closing net asset adjustment based upon finalization of Vari-L’s balance sheet as of the closing date. The Asset Purchase Agreement further requires Vari-L to set aside $1.510 million in cash and 1.281 million shares of the Company’s common stock to satisfy any indemnification claims from the Company or Olin that may arise prior to March 31, 2004.

The issuance of the Company’ common stock under the Asset Purchase Agreement as described above was registered under the Securities Act of 1933 pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-102099) filed with the Securities and Exchange Commission and declared effective on March 28, 2003, and the Company’s prospectus filed pursuant to Rule 424(b)(3) on March 31, 2003.

Following the closing of the Asset Sale, certain former employees of Vari-L became officers of the Company, including Charles R. Bland, the Company’s new Chief Operating Officer, Richard P. Dutkiewicz, the Company’s new Vice President, Information Technology, and Timothy Schamberger, the Company’s new Vice President and General Manager, Signal Source Division.

On October 7, 2002, Vari-L entered into a loan agreement with the Company that provided for a $5.3 million senior secured loan facility (the “Loan Facility”). As a condition to the Loan Facility, Vari-L entered into an Exclusivity and Right of First Refusal Agreement (the “Exclusivity Agreement”) with the Company to evaluate a potential acquisition of all of substantially all of Vari-L’s assets.

Item 7.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial information required by this Item 7(a) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 60 days after this initial report must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 7(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 60 days after this initial report must be filed.

(c)	Exhibits. The following exhibits are being filed herewith.

2.1	Asset Purchase Agreement dated as of December 2, 2002, by and among Sirenza Microdevices, Inc., Olin Acquisition Corporation and Vari-L Company, Inc. filed as Exhibit 2.1 to the Current Report on Form 8-K dated December 6, 2002 and incorporated herein by reference. (Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Asset Purchase Agreement have been omitted. The Company agrees to furnish such exhibits supplementally to the Commission upon the request of the Commission.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2003	SIRENZA MICRODEVICES, INC.

	By:	/s/ Robert Van Buskirk
Robert Van Buskirk
Chief Executive Officer

SIRENZA MICRODEVICES, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description

2.1

Asset Purchase Agreement dated as of December 2, 2002, by and among Sirenza Microdevices, Inc., Olin Acquisition Corporation and Vari-L Company, Inc. filed as Exhibit 2.1 to the Current Report on Form 8-K dated December 6, 2002 and incorporated herein by reference. (Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Asset Purchase Agreement have been omitted. The Company agrees to furnish such exhibits supplementally to the Commission upon the request of the Commission.)